UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 4.01         Changes in Registrant’s Certifying Accountant

As previously reported, on June 3, 2025, Eagle Bancorp Montana, Inc.'s (the “Company”) prior independent registered public accounting firm, Moss Adams LLP ("Moss Adams") merged with Baker Tilly US, LLP. The combined audit practices operate as Baker Tilly US, LLP (“Baker Tilly”). In connection with the notification of the merger, Moss Adams resigned as the auditors of the Company and the Audit Committee of the Company’s Board of Directors approved the appointment of Baker Tilly, as the successor to Moss Adams, as the Company’s independent registered public accounting firm.

Prior to the merger of Moss Adams and Baker Tilly, as a matter of good corporate governance, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of the Company had commenced a comprehensive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, and issued a Request for Proposal (“RFP”) to several qualified accounting firms, including Moss Adams. As a result of this process, following the review and evaluation of proposals from participating firms, on July 24, 2025, the Board approved the recommendation of the Audit Committee to appoint Plante & Moran, PLLC (“Plante Moran”) as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2026, subject to completion by Plante Moran of its standard client acceptance procedures and execution of an engagement letter, and the dismissal of Baker Tilly. The dismissal of Baker Tilly and the appointment of Plante Moran will become effective upon the issuance by Baker Tilly of its report on the Company’s consolidated financial statements as of and for the fiscal year ending December 31, 2025 and the effectiveness of internal control over financial reporting as of December 31, 2025 for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2025.

Prior to deciding to engage Plante Moran, the Company did not consult with Plante Moran (1) regarding the application of accounting principles to a specific completed or contemplated transaction, or regarding the type of audit opinions that might be rendered by Plante Moran on the Company’s financial statements, and Plante Moran did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue, (2) on any matter that would have been the subject of a disagreement, as defined by Item 304(a)(1)(iv) of Regulation S-K, or (3) on any matter that would have been a reportable event, as defined by Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Moss Adams on the Company’s consolidated financial statements for the year ended December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of Moss Adams on the Company’s internal control over financial reporting as of December 31, 2024 contained an adverse opinion on the effectiveness of internal control over financial reporting due to a material weakness.

During the year ended December 31, 2024 and the subsequent interim period through July 24, 2025, there were no (a) disagreements with Moss Adams or Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the independent registered public accounting firms’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements, or (b) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K except for the material weakness in the Company’s internal control over financial reporting as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, related to controls that were not designed at a sufficient level of precision to ensure the proper classification of borrowings as short-term or long-term so that the borrowings from and repayments to were appropriately presented either on a net basis or a gross basis within the financing section of the statement of cash flows. The material weakness has not yet been remediated.

The Company provided Baker Tilly with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission and requested that Baker Tilly furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter from Baker Tilly, dated July 29, 2025, is filed as Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits

(d) The following exhibit is filed as part of this report:

Exhibit No.	Description

16.1	Letter from Baker Tilly US, LLP

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.

Date: July 30, 2025	By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer

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